First Modification to Security Agreement



This First Modification to Security Agreement (this "Modification") is entered into by and between BrightStar Information Technology Services, Inc. and BrightStar Information Technology Group, Inc. ("Borrower") and BFI Business Finance ("Lender") as of this 10th day of November 2003, at San Jose, California.


                                    RECITALS


A. Lender and Borrower have previously entered into or are concurrently herewith entering into a Security Agreement (the "Agreement") dated December 16, 2002.

B. Lender and Borrower may have previously executed one or more Modifications to Security Agreement (the "Previous Modification(s)").

C. Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.


                                    AGREEMENT


         For good and valuable consideration, the parties agree as set forth below:

1. Incorporation by Reference. The Agreement and the Previous Modification(s), if any, as modified hereby and the Recitals are incorporated herein by this reference.

2. Effective Date. The terms of this Modification shall be in full force and effect as of October 31, 2003.

3. Modification to Agreement. The Agreement is hereby modified to amend and restate the section(s) referenced below:

                  Section 3. Advances hereunder shall bear interest, on the average daily outstanding balance, at the rate of Four percentage point(s) (4.0%) per annum over and above the rate announced as the "prime" rate in the Western Edition of the Wall Street Journal which is in effect from time to time (the "Prime Rate"); provided that the Prime Rate shall at all times be deemed to be not less than four and one quarter percent (4.25%) per annum (the "Deemed Prime Rate") and provided that the minimum amount of interest payable together with the Administrative Fees as defined in paragraph 4 hereof shall in no event be less than Two Thousand Three Hundred Seventy Five and 00/100 Dollars ($2,375.00) per month (the "Minimum Monthly Interest Payment"). In the event that the Prime Rate is changed, the adjustment in the interest rate charged shall be made on the day such change occurs. The Prime Rate is a rate used by certain financial institutions as one of their index rates and serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of such financial institutions' index rates. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. Interest shall be due and payable monthly on the first day of each month, and if not so paid, shall bear interest at the rate hereinabove specified. At Lender's option, accrued interest may be charged as an Advance under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, no payment made by check shall be deemed made until three (3) business days after receipt thereof by Lender, to allow for and subject to, clearance of such checks.


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              Section  39. Intentionally left blank.

4. Fee. At the time of execution of the Modification, Borrower agrees to pay a one-time fee in the amount of ----------N/A----------.

5. Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

6. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have executed this First Modification to Security Agreement as of the date first set forth above.



BFI Business Finance             BrightStar Information Technology Services, Inc




---------------------            ------------------------
By:    David Drogos              By:    Joseph A. Wagda
Its:   President                 Its:   C.E.O.




                                 BrightStar Information Technology Group, Inc



                                 --------------------------------------------
                                 By:    Joseph a. Wagda
                                 Its:   C. E.O.

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